Exhibit 99.6

Digital Health Acquisition Corp. Announce Closing of Business Combination Transaction

Company renamed VSee Health, Inc.

Shares to trade on Nasdaq under the ticker “VSEE” on June 25, 2024

BOCA RATON, Fla., June 24, 2024 –Digital Health Acquisition Corp. (Nasdaq: DHAC), a Special Purpose Acquisition Company (SPAC), today announced the closing of its previously announced business combination consisting of the merger of Digital Health Acquisition Corp. with each of VSee Lab, Inc. and iDoc Virtual Telehealth Solutions, Inc. In connection with the closing, Digital Health Acquisition Corp. has been renamed VSee Health, Inc. (“VSee Health”), and effective with the start of trading on June 25, 2024, VSee Health common stock will trade on the Nasdaq Stock Market under the ticker symbol "VSEE" and VSee Health warrants will trade on the Nasdaq Stock Market under the ticker symbol “VSEEW”.

In conjunction with the transaction, VSee Health named Milton Chen and Imoigele “Imo” P. Aisiku as co-CEOs, and Jerry Leonard as CFO.

“The completion of this transaction marks the transition of Digital Health Acquisition Corp. from a SPAC to an operating company. We believe that VSee Health is poised to leverage the combined strengths of VSee Lab and iDoc Virtual Telehealth Solutions in the rapidly growing digital health market, aiming to drive innovation and deliver cutting-edge solutions that enhance patient outcomes and streamline the delivery of telemedicine,” said Milton Chen, co-CEO of VSee Health.

“The global digital health market is experiencing rapid growth, driven by increasing demand for remote healthcare services and the adoption of advanced technologies. We believe that VSee Health is positioned to potentially capture a significant share of this market, leveraging our comprehensive suite of solutions and strong industry relationships to help unify a complex landscape of technologies into a single interface for healthcare providers of all sizes,” added Imo Aisiku, co-CEO of VSee Health.

Milton Chen, PhD, co-founder of VSee Lab, has more than 20 years of experience in the telemedicine industry and has made significant contributions to the development and implementation of advanced telehealth solutions. He earned a BS in Computer Science from the University of California Berkeley and his PhD in Electrical Engineering from Stanford University, where he focused on video and telecommunication technologies.

Imo Aisiku, MD, founder and CEO of iDoc, is a seasoned healthcare executive with experience in emergency medicine and healthcare technology. Dr. Aisiku is board certified in emergency medicine, critical care and neurocritical care. He received his MD from the University of Massachusetts, and completed his emergency medicine and critical care training at Emory University and his neurocritical care training at Washington University. Dr. Aisiku holds an MBA from Emory University and is an Associate Professor at Harvard Medical School.

About VSee Health

VSee Health, Inc. (Nasdaq: VSEE) combines the businesses of VSee Lab, Inc. and iDoc Virtual Telehealth Solutions, Inc.

VSee Lab, Inc. is a no-code or low-code software as a service (SaaS) platform that enables clinicians and enterprises to create their telehealth workflows without programming. VSee’s system allows a telehealth mobile app to be created or a telehealth system to be integrated into existing hospital operations in days.

iDoc Virtual Telehealth Solutions, Inc. is an acute care organization, set of integrated telehealth technologies and team of neurointensivists, neurologists, tele-radiologists that treat and coordinate care for acutely ill patients 24/7 in the neurointensive care unit (Neuro-ICU), cardiac surgery intensive care unit (CSICU) and the intensive care unit (ICU) for stroke, brain trauma and a wide range of neurological conditions.

More information can be found at www.digitalhealthacquisition.com, www.vseehealth.com, www.VSee.com and www.iDocvms.com.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Digital Health, VSee and iDoc and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Digital Health’s, VSee’s and iDoc’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Digital Health’s, VSee’s and iDoc’s expectations with respect to future performance and anticipated financial impacts of the Transactions contemplated by the Amended BCA. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of Digital Health or VSee and iDoc and are difficult to predict. Factors that may cause such differences include but are not limited to: (i) the failure to realize the anticipated benefits of the Transactions; (ii)  the ability of the Company to compete effectively in a highly competitive market; (iii) the ability to protect and enhance VSee and iDoc’s corporate reputation and brand; (iv) the impact from future regulatory, judicial, and legislative changes in VSee and iDoc’s or the Company’s industry; (v) the uncertain effects of the COVID-19 pandemic and geopolitical developments; (vi) competition from larger technology companies that have greater resources, technology, relationships and/or expertise; (vii) future financial performance of the Company following the Transactions, including the ability of future revenues to meet projected annual bookings; (viii) the ability of the Company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; (viii) the ability of the Company to generate sufficient revenue from each of its revenue streams; (ix) the ability of the Company’s patents and patent applications to protect the Company’s core technologies from competitors; (x) the Company’s ability to manage a complex set of marketing relationships and realize projected revenues from subscriptions, advertisements; product sales and/or services; (xi) the Company’s ability to execute its business plans and strategy, including potential expansion into new geographic regions; and (xxiii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Digital Health. The foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Digital Health, VSee and iDoc undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Contacts

LHA Investor Relations

Tirth T. Patel

212-201-6614
tpatel@lhai.com